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                                      EXHIBIT 5

                Opinion and Consent of Brobeck, Phleger & Harrison LLP


                                   January 26, 1998



ENCAD, Inc.
6059 Cornerstone Court
West San Diego, CA  92121


          Re:  ENCAD, Inc. (the "Company")
               Registration Statement for Registration
               of 410,000 Shares of Common Stock
               ---------------------------------


Ladies and Gentlemen:

          We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 410,000 shares of Common Stock for issuance under the Company's 1993 Stock Option/Stock Issuance Plan, as amended, 1997 Supplemental Stock Option Plan, and Non-Statutory Stock Option Agreement. We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the Company's 1993 Stock Option/Stock Issuance Plan, 1997 Supplemental Stock Option Plan and Non-Statutory Stock Option Agreement, and in accordance with the Registration Statement, such shares will be validly issued, fully paid and non-assessable shares of the Company's Common Stock.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                              Very truly yours,

                              /s/ BROBECK, PHLEGER & HARRISON LLP

                              BROBECK, PHLEGER & HARRISON LLP